Exhibit 10.16

BRICKMAN GROUP HOLDINGS, INC.

2003 EMPLOYEE STOCK OPTION PLAN

NOTE:	THIS PLAN IS DESIGNED TO COMPLY WITH THE BLUE SKY EXEMPTION UNDER CAL. CORP. CODE §25102(o) FOR COMPANIES THAT ARE NOT LISTED ON A NATIONAL EXCHANGE OR THE NASDAQ NATIONAL MARKET. THUS, CERTAIN PROVISIONS MAY BE REMOVED IF THE COMPANY BECOMES SO LISTED. IN ORDER TO USE THIS EXEMPTION, GENERALLY NO MORE THAN 30% OF A COMPANY’S SHARES MAY BE RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AND A FILING WITH THE STATE OF CALIFORNIA WILL BE NECESSARY.

BRICKMAN GROUP HOLDINGS, INC.

2003 EMPLOYEE STOCK OPTION PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company in rewarding, attracting and retaining valued employees of the Company and its Subsidiaries by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

2. Definitions

2.1. “Approved Sale” means a “Sale of the Company” as that term is defined in the Stockholders Agreement.

2.2. “Board” means the Board of Directors of the Company.

2.3. “Brickmans” means the Brickman family members listed on the “Brickman Schedule” in the Stockholders Agreement.

2.4. “Brickman Group” means The Brickman Group, Ltd., a Delaware corporation and Subsidiary of the Company.

2.5. “California Participant” means a Participant who is domiciled in the state of California when: (i) Options are granted to such Participant; (ii) a Participant exercises the Option; or (iii) the Company repurchases Option Shares from the Participant.

2.6. “California Participant Repurchase Price” has the meaning given to such term in Section 11.3(c) herein.

2.7. “Cause” means: (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries, (ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) repeated failure to perform duties as reasonably directed by the Company’s board of directors or chief executive officer or any other supervising employee of the Company, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any breach of the confidentiality, non-competition or non-solicitation covenants to which the Employee is bound. Notwithstanding the foregoing definition, in the case of California Participants, “Cause” means any of the following actions taken by a California Participant: (i) a felony committed against the Company or a Subsidiary; (ii) embezzlement, fraud or theft committed against the Company or a Subsidiary; (iii) a felony committed against an Employee; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or a Subsidiary to a competitor or unauthorized person.

2.8. “Change in Control” means: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Class A Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) an Approved Sale; or (v) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (other than in connection with the transactions contemplated by the Recapitalization Agreement and excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company, including the Brickmans) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

2.9. “Class A Common Stock” means, collectively, the Company’s Class A Voting Common Stock and the Class A Non-Voting Common Stock.

2.10. “Class A Non-Voting Common Stock” means the Company’s Class A Non-Voting common stock, par value $.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

2.11. “Class A Voting Common Stock” means the Company’s Class A Voting common stock, par value $.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

2.12. “Class B Common Stock” means the Class B Non-Voting common stock of the Brickman Group, par value $.01 per share.

2.13. “Code” means the Internal Revenue Code of 1986, as amended.

2.14. “Company” means Brickman Group Holdings, Inc., a Delaware corporation, or any successor corporation.

2.15. “Disability” means an Employee’s inability to render, for a period of six consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician reasonably acceptable to the Company. In no event shall an Employee be considered disabled for the purposes of this Plan unless the Employee is deemed disabled pursuant to the Company’s or a Subsidiary’s long-term disability plan, if one is maintained by the Company or such Subsidiary.

2.16. “Employee” means an employee (except for any Brickman) of the Company or a Subsidiary of the Company, including a director who is such an employee.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18. “Fair Market Value” means, on any given date:

(a) if the Class A Non-Voting Common Stock is listed and publicly traded on a national securities exchange or exchanges, the mean between the highest and lowest prices of actual sales of Class A Non-Voting Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Class A Non-Voting Common Stock was traded;

(b) if the Class A Non-Voting Common Stock is not then listed on an exchange, but is quoted on NASDAQ, the mean between the closing bid and asked prices per share for the Class A Non-Voting Common Stock as quoted on NASDAQ on such date;

(c) if the Class A Non-Voting Common Stock is not then listed on an exchange or quoted on NASDAQ, the average of the reported closing bid and asked prices on the most recent date the Class A Non-Voting Common Stock traded in the over-the-counter market;

(d) if the Class A Non-Voting Common Stock is not then listed on an exchange, quoted on NASDAQ or traded in the over-the-counter market, the value, as determined in good faith by the Board in its sole and absolute discretion.

2.19. “Family Group” has the meaning set forth in the Stockholders Agreement.

2.20. “Holder” means an Employee who receives an Option.

2.21. “Management Holder” has the meaning set forth in the Stockholders Agreement.

2.22. “Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.23. “Option” means the right granted from time to time under Section 6 of the Plan to purchase Class A Non-Voting Common Stock for a specified period of time at a stated price.

2.24. “Option Agreement” means the written agreement in a form approved by the Board to be entered into by the Company and a Holder as provided by Section 6.

2.25. “Option Shares” means shares of Class A Non-Voting Common Stock issued upon exercise of an Option.

2.26. “Other Stockholder” has the meaning set forth in the Stockholders Agreement.

2.27. “Participant” means an Employee who meets the eligibility criteria of Section 3.

2.28. “Plan” means the Brickman Group Holdings, Inc. 2003 Employee Stock Option Plan herein set forth, as amended from time to time.

2.29. “Qualified Public Offering” has the meaning set forth in the Stockholders Agreement.

2.30. “Recapitalization Agreement” means the Recapitalization Agreement entered into on December 20, 2002 by the Company, the Brickman Group and the stockholders of the Brickman Group named therein, as amended from time to time.

2.31. “Repurchase Notice” has the meaning given to such term in Section 11.3(d) herein.

2.32. “Repurchase Price” has the meaning given to such term in Section 11.3(d) herein.

2.33. “Retirement” means retirement from the active employment of the Company or a Subsidiary pursuant to the normal retirement policies of the Company or such Subsidiary.

2.34. “Securities Act” means the Securities Act of 1933, as amended.

2.35. “Stockholders Agreement” means the Brickman Group Holdings, Inc. Stockholders Agreement entered into on December 20, 2002 by the Company and the other parties named therein, as amended from time to time.

2.36. “Subsidiary” means a corporation, partnership, limited liability or other business entity with respect to which the Company (or another Subsidiary or a combination thereof) owns 50% or more of the total combined voting power of all classes of stock (or other voting interests).

2.37. “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

3. Eligibility

Any Employee who owned Class B Common Stock and who exchanged at least 75% of such shares of Class B Common Stock for shares of Class A Voting Common Stock pursuant to the Brickman Group Holdings, Inc. 2002 Management Equity Incentive Plan, the Brickman Group Holdings, Inc. 2002 Management Equity Incentive Plan (California version), or the transactions contemplated by the Recapitalization Agreement will be eligible to participate in the Plan and to receive a grant of Options. Additionally, any Employee who is designated by the Board as eligible to participate in the Plan shall be eligible to receive a grant of Options.

4. Administration and Implementation of Plan

4.1. The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom

Options will be granted, in determining the times at which Options will be granted, in determining the amount of Options to be granted to each such Participant, in determining the terms and conditions of Options granted under the Plan and in determining the terms of the Option Agreements.

4.2. The Board’s powers shall also include, but not be limited to, the power to grant Options that are transferable by the Holder and to determine if a Change in Control has occurred.

4.3. The Board shall have the power to interpret the Plan, to adopt regulations for carrying out the Plan and to make changes in such interpretations or regulations as it shall, from time to time, deem advisable. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders.

4.4. The Board may amend any outstanding Options to the extent it deems appropriate; provided, however, that no Option may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Option, except as provided in Section 7. The foregoing sentence shall not apply in the case of amendments which materially adversely affect any Holder, in which case such Holder’s consent shall be required for any such amendment unless the amendment is, as determined by the Board in its sole discretion, necessary or appropriate to discharge any of the Holder’s obligations under this Plan or the Stockholders Agreement. Notwithstanding the foregoing, nothing in this Section 4.4 shall be construed to limit the Board’s powers to cancel Options or take any of the other actions set forth in Section 9 of the Plan.

5. Shares of Stock Subject to the Plan

5.1. Subject to adjustment as provided in Section 7, the total number of shares of Class A Non-Voting Common Stock available for issuance upon the exercise of Options shall be 13,156,096 shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any such Option otherwise terminates without the issuance of such shares, the shares subject to such Option, to the extent of any such termination, shall again be available for grant under the Plan.

5.2. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for issuance under the Plan.

6. Options

Options give a Holder the right to purchase a specified number of shares of Class A Non-Voting Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Options and shall be subject to the following terms and conditions:

6.1. Option Agreements. Grants of Options shall be evidenced by written Option Agreements. Such Option Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable.

6.2. Option Price. The price per share at which Class A Non-Voting Common Stock may be purchased upon exercise of an Option shall be determined by the Board but shall be not less than the Fair Market Value of a share of Class A Non-Voting Common Stock on the date of grant. Notwithstanding the foregoing, in the case of any California Participant who is a Ten Percent Stockholder, the price per Option Share shall be as determined by the Board, provided that such price shall not be less than 110% of the Fair Market Value of a share of Class A Non-Voting Common Stock on the date of grant.

6.3. Vesting. Options shall vest according to the schedule determined by the Board in its sole discretion and set out in the Option Agreement. Unless otherwise determined by the Board and set forth in the Option Agreement, no Option, nor any portion thereof, shall be exercisable until it is vested or such portion thereof is vested. Notwithstanding the foregoing, Options that are granted to California Participants other than officers, directors, managers or consultants of the Company and its Subsidiaries shall vest and become exercisable at a rate of not less than 20% per year over the five years following the date of grant. Option Shares, upon acquisition by a Participant, shall be fully vested, unless the Option Agreement relating to such Option Shares specifies otherwise.

6.4. Term of Options. The Option Agreement shall specify when an Option is exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years.

6.5. Payment of Option Price. Subject to Section 7, an Option may be exercised only for a whole number of shares of Class A Non-Voting Common Stock. The Board shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Class A Non-Voting Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise:

(a) in cash,

(b) with the consent of the Board and subject to applicable law, in cash received from a broker-dealer whom the Holder has authorized to sell all or a portion of the Class A Non-Voting Common Stock covered by the Option, or

(c) by other means approved by the Board.

6.6. Termination by Death, Disability or Retirement. If a Participant’s employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any unexercised Option (to the extent not cancelled or cancelable under Section 9) granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant, for a period of six months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. Any Option which is not exercisable or made exercisable by the Board upon such termination shall be forfeited on the date of such termination.

6.7. Termination Not for Cause or Resignation. If a Participant’s employment by the Company or a Subsidiary is terminated by the Company or the Subsidiary not for Cause, or if a Participant voluntarily resigns, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant, for a period of 30 days from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter. Any Option which is not exercisable or made exercisable by the Board upon such termination shall be forfeited on the date of such termination.

6.8. Other Termination. If a Holder’s employment with the Company or a Subsidiary is terminated by the Company or the Subsidiary for Cause or by the Participant for a reason not otherwise specified in this Section 6, all unexercised Options awarded to the Holder shall terminate and be cancelled on the date of such termination.

7. Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Class A Non-Voting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make such adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Options as the Board in its discretion determines to be appropriate. No fractional shares of Class A Non-Voting Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Board pursuant to this Section 7 shall be conclusive and binding on all Participants.

8. Stockholders Agreement

Each Participant granted an Option and any subsequent transferee of the Participant shall be bound by the Stockholders Agreement to the same extent as if the Participant were a “Management Holder” and the Option Shares issued upon exercise of Options were treated as “Stockholder Shares” thereunder; provided that for the purposes of the application of Sections 10(a), 10(b) and 10(c) of the Stockholders Agreement, the Participant shall also be treated as an “Other Stockholder.” Each Option Agreement shall contain a provision effecting the foregoing.

9. Approved Sales and Other Corporate Transactions

9.1. In the event of an Approved Sale, each Participant shall be subject to Sections 10(a), 10(b) and 10(c) of the Stockholders Agreement.

9.2. In the event of a Change in Control, the Board may in its sole discretion do any one or more of the following:

(a) accelerate the vesting and exercisability of all outstanding Options issued under the Plan that remain unvested;

(b) terminate any Option immediately prior to the date of any such transaction, provided that the Holder of such terminated Option shall have been given at least five business days written notice of such transaction and of the Board’s intention to cancel such Option with respect to all shares for which the Option remains unexercised;

(c) require that any or all Options be assumed by the successor corporation or that stock options of the successor corporation with substantially equivalent value be substituted for such Options;

(d) permit the Options to remain outstanding; or

(e) take such other action as the Board shall determine to be reasonable under the circumstances to permit the Holder to realize the value of the Option, including causing any Options to be cancelled in exchange for the same securities or other property that such Holder would have received if such Holder had exercised his Option immediately prior to the Change in Control (after taking into account the exercise price payable in respect thereof).

The application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Board in its sole discretion. Any adjustment may provide for the elimination of fractional shares. In taking any action described above, the Board may in its discretion determine that the value of an Option equals the excess of the fair market value of the consideration to be received in the merger, consolidation, combination, sale, reorganization, liquidation or Change in Control had the Option been exercised with respect to such shares immediately prior thereto, over the Option exercise price of such Option, or such lesser amount as the Board may determine, including, in the case of an unvested Option, or portion thereof, determining a value of zero.

10. Effective Date, Termination and Amendment

The Plan shall become effective on or about April 1, 2003, but no Option granted under the Plan may be exercised, and no Option Shares shall be issued under the Plan, until the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained within 12 months before or after the date of the Board’s adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no Option Shares shall be issued under the Plan. The Plan shall remain in full force and effect until the earlier of (i) 10 years from the earlier of the date of its adoption by the Board or its approval by stockholders, or (ii) the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval to the extent such approval is required under any applicable law, or after the Company becomes publicly traded, §162(m) of the Code, or the rules of any applicable stock exchange or NASDAQ. Termination of the Plan pursuant to this Section 10 shall not affect Options outstanding under the Plan at the time of termination.

11. Transferability

11.1. Restrictions on Transferability of Options. Except as provided herein, Options may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Option shall be forfeited. Options are only transferable (i) by will or by the laws of descent and distribution, or (ii) with the consent of the Board, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor). The transferee may exercise the Option only in accordance with the Plan. Notwithstanding the foregoing, the Board may grant Options that are transferable by the Holder during his lifetime, but such Options shall be transferable only to the extent specifically provided in the Option Agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the Plan, the Option Agreement and the applicable provisions of the Stockholders Agreement.

11.2. Restrictions on Transferability of Option Shares. Except as otherwise provided in the Stockholders Agreement, no Holder shall sell, assign, transfer, give, donate, pledge, hypothecate or dispose of all or any part of the Option Shares. Any transferee who receives Option Shares shall be bound by the terms and conditions of this Plan and the Stockholders Agreement to the same extent as the Participant.

11.3. Repurchase Rights of the Company Generally. As a condition of the grant of Options, the Company shall have a right to repurchase the Option Shares as provided in each Option Agreement and certain other agreements and as set forth herein.

(a) With respect to Option Shares held by a Participant who is a party to the Recapitalization Agreement and is not a California Participant, the Company shall have the right to repurchase the Option Shares held by such Participant or members of such Participant’s Family Group on the terms and conditions set forth in the Stockholders Agreement to the same extent as if the Participant were an “Executive” thereunder and the Option Shares were “Stockholder Shares” thereunder. The Option Agreement for each such Participant shall contain a provision effecting the foregoing.

(b) With respect to Option Shares held by a Participant who is a participant in the Company’s 2002 Management Equity Incentive Plan (the standard version) and is not a California Participant, the Company shall have the right to repurchase the Option Shares held by such Participant or members of such Participant’s Family Group on the terms and conditions set forth in the 2002 Management Equity Incentive Plan to the same extent as if the Participant were a “Management Holder” thereunder and the Option Shares were “Class A Voting Common Stock” thereunder. The Option Agreement for each such Participant shall contain a provision effecting the foregoing.

(c) In the case of any California Participant: at any time after such California Participant shall cease to be employed by the Company or any Subsidiary for any reason whatsoever (including, without limitation, resignation or any termination by the Company with or without Cause), the Company may, by written notice given to such California Participant before the later of 90 days after the date of termination of the California Participant’s employment or 90 days after the terminated California Participant’s exercise of an Option, elect to purchase or have any designee of the Company purchase, from such California Participant and his Family Group (and each California Participant hereby agrees to sell and to cause the other members of his Family Group to sell), at the California Participant Repurchase Price, all but not less than all of the Option Shares as are then owned by such California Participant and any other member of his Family Group.

(i) The Closing. The closing for the purchase of the Option Shares referred to in paragraph (c) above shall take place at the offices of the Company at 10:00 a.m. local time on a date (1) not more than 90 days after the date of the termination of the California Participant’s employment or, if later, within 90 days of the terminated California Participant’s exercise of an Option, or (2) at such other time or place as the Company and such California Participant may agree upon. At the closing, the California Participant will deliver, and will cause the other members of his Family Group to deliver, certificates representing all the Option Shares (accompanied by duly executed stock powers with signatures guaranteed and other appropriate documentation of authority to transfer) to be purchased by the Company against payment of the California Participant Repurchase Price by wire transfer of immediately available funds. The California Participant will deliver, and will cause the members of his Family Group to deliver, such Option Shares free and clear of all liens, claims and encumbrances (other than any encumbrances arising under this Plan).

(ii) California Participant Repurchase Price. The “California Participant Repurchase Price” for any vested Option Shares sold by a California Participant pursuant to this Section 11.3(c) shall be the Fair Market Value of such Option Shares, and the California Participant Repurchase Price for unvested Option Shares sold by a California Participant pursuant to this Section 11.3(c) shall be the lesser of (x) Fair Market Value of the Option Shares and (y) the original cost to the Participant for the purchase of such Option Shares, provided that the right to repurchase at a price equal to the lower of (x) and (y) shall lapse at the rate of 20% of the Option Shares per year over five years from the date the Option is granted (without regard to the date the Option was exercised or became exercisable) and the repurchase price of any Option Shares with respect to which such price has lapsed shall be the Fair Market Value thereof. Notwithstanding the foregoing, in the event a California Participant’s employment is terminated for Cause, the California Participant Repurchase Price for both vested and unvested Option Shares sold by such California Participant pursuant to this Section 11.3(c) shall equal the California Participant Repurchase Price for unvested Option Shares as set forth in the immediately preceding sentence.

(iii) The Company’s right to purchase Option Shares pursuant to this Section 11.3(c) shall terminate upon the consummation of the Company’s first Qualified Public Offering.

(d) In the case of any Participant not described in Sections 11.3(a), (b) or (c) above: at any time within 270 days after such Participant shall cease to be employed by the Company or any Subsidiary for any reason whatsoever (including, without limitation, resignation or any termination by the Company with or without Cause), the Company may, by written notice to such Participant (the “Repurchase Notice”), elect to purchase or have any designee of the Company purchase, from such Participant and his Family Group (and each Participant hereby agrees to sell and to cause the other members of his Family Group to sell), at the Repurchase Price, all but not less than all of the Option Shares as are then owned by such Participant and any other member of his Family Group.

(i) The Closing. The closing for the purchase of the Option Shares referred to in paragraph (d) above shall take place at the offices of the Company at 10:00 a.m. local time on a date (1) not more than 270 days after the date the Repurchase Notice is received by the Participant, or (2) at such other time or place as the Company and such Participant may agree upon. At the closing, the Participant will deliver, and will cause the other members of his Family Group to deliver, certificates representing all the Option Shares (accompanied by duly executed stock powers with signatures guaranteed and other appropriate documentation of authority to transfer) to be purchased by the Company against payment of the Repurchase Price by wire transfer of immediately available funds. The Participant will deliver, and will cause the members of his Family Group to deliver, such Option Shares free and clear of all liens, claims and encumbrances (other than any encumbrances arising under this Plan).

(ii) Repurchase Price. The “Repurchase Price” for any vested Option Shares sold by a Participant pursuant to this Section 11.3(d) shall be the Fair Market Value of such Option Shares, and the Repurchase Price for unvested Option Shares sold by a Participant pursuant to this Section 11.3(d) shall be the lesser of (x) Fair Market Value of the Option Shares and (y) the original cost to the Participant for the purchase of such Option Shares. Notwithstanding the foregoing, in the event a Participant’s employment is terminated for Cause, the Repurchase Price for both vested and unvested Option Shares sold by such Participant pursuant to this Section 11.3(d) shall equal the Repurchase Price for unvested Option Shares as set forth in the immediately preceding sentence.

(iii) The Company’s right to purchase Option Shares pursuant to this Section 11.3(d) shall terminate upon the consummation of the Company’s first Qualified Public Offering.

(e) In addition to the repurchase rights provided for in the Stockholders Agreement, the 2002 Management Equity Incentive Plan and contained herein, the Company shall have the authority to repurchase Option Shares at such times and on such terms as may be agreed by the Company and the holder of the Option Shares being repurchased.

11.4. Holdback Agreement. As a condition of the grant of Options under the Plan, all Holders of Options or Option Shares will agree, if requested by the managing underwriter or underwriters in any underwritten public offering of the Company’s or the Brickman Group’s common stock, not to effect any public sale or distribution (except as part of such public offering) of Option Shares or other shares of capital stock of the Company, including a sale pursuant to Rule 144 under the Securities Act, during the 7-day period prior to and until the expiration of the 180-day period (in the case of the Company’s first Qualified Public Offering) or the 90-day period (in the case of an offering after the Company’s first Qualified Public Offering) beginning on the effective date of the registration statement relating to such public offering, to the extent timely notified in writing by the Company or the Brickman Group or the managing underwriter or underwriters.

12. General Provisions

12.1. Nothing contained in the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Participant at any time.

12.2. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws of the State of Delaware (or such other state law as may correspond to the Company’s state of incorporation) and construed accordingly.

12.3. The Company shall provide to each Participant copies of the Company’s audited annual financial statements. Each Participant agrees to keep confidential all information contained in the financial statements provided to such Participant.

12.4. All Class A Non-Voting Common Stock certificates delivered under the Plan pursuant to the exercise of any Option shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or similar self-regulatory organization upon which the Class A Non-Voting Common Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as required under the terms of the Stockholders Agreement or in accordance with any other applicable law, regulation, rule or agreement as the Board in its sole discretion shall deem appropriate. The Company shall not be required to issue or deliver Class A Non-Voting Common Stock under the Plan prior to the completion of any registration or qualification of such Class A Non-Voting Common Stock under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

To record the adoption of the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 7th day of March, 2003.

[CORPORATE SEAL]	BRICKMAN GROUP HOLDINGS, INC.

Attest: /s/ Charles B. Silcox	By: /s/ Mark A. Hjelle